UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2022

Hyundai Auto Receivables Trust 2018-A

(Issuing Entity)

Central Index Key Number: 0001735464

Hyundai ABS Funding, LLC

(Depositor)

Central Index Key Number: 0001260125

Hyundai Capital America
(Sponsor)

Central Index Key Number: 0001541028

(Exact name of Issuing Entity, Depositor/Registrant and Sponsor as specified in their respective charters)

Delaware	333-205844 333-205844-05	33-0978453
(State or Other Jurisdiction of Incorporation)	(Commission File Number for Registrant and Issuing Entity, respectively)	(Registrant’s IRS Employer Identification No.)

3161 MICHELSON DRIVE, SUITE 1900 IRVINE, CALIFORNIA	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 732-2697

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01. Entry into a Material Definitive Agreement.

On May 10, 2022, Hyundai Capital America (“HCA”), Hyundai ABS Funding, LLC (the “Depositor”), Hyundai Auto Receivables Trust 2018-A (the “Issuing Entity”), Citibank, N.A., as indenture trustee (the “Indenture Trustee”), and U.S. Bank Trust National Association, as owner trustee (the “Owner Trustee”) entered into an Omnibus Distribution and Termination Agreement, with the consent of HCA and the Depositor, as owners of 100% of the certificates and all classes of notes that remain outstanding.

Attached as Exhibit 10.1 is the Omnibus Distribution and Termination Agreement.

ITEM 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c)  Not applicable.

(d) Exhibits

Exhibit No.	Description

10.1	Omnibus Distribution and Termination Agreement, dated as of May 10, 2022, among HCA, the Depositor, the Issuing Entity, the Indenture Trustee, and the Owner Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned thereunto duly authorized.

Date: May 16, 2022

HYUNDAI ABS FUNDING, LLC

By:	/s/ Charley Changmin Yoon
Name: Charley Changmin Yoon
Title: President and Secretary